Exhibit 99.1

Contacts:
Investor Relations:
Matthew Fort
matthew.fort@irco.com

Ingersoll Rand Names Enrique Minarro Viseras Senior Vice President and
General Manager, Global Precision & Science Technologies

DAVIDSON, N.C. – April 11, 2023 – Ingersoll Rand Inc. (NYSE: IR) has appointed Enrique Minarro Viseras as its senior vice president and general manager of the global Precision & Science Technologies (PST) segment, reporting to Vicente Reynal, chairman, president and chief executive officer. Minarro Viseras will transition from his current role as senior vice president and general manager of the Industrial Technologies and Services, Europe, Middle East, India and Africa (ITS EMEIA) business unit.

Effective immediately, Reynal will assume interim leadership of ITS EMEIA. Minarro Viseras’ transition to lead the PST segment has been planned for months and a search for his successor is underway.

“Enrique is an exceptionally talented business leader who has shown the ability to deliver strong results in a complex operating environment,” said Reynal. “Since joining Gardner Denver in 2016, Enrique has driven consistent growth and margin expansion in our EMEIA region while building a world-class team focused on delivering exceptional customer service. I am excited to have Enrique lead our global PST segment as we continue to execute on our plan to deliver ongoing value for our customers, employees and stockholders.”

As senior vice president and general manager, Enrique will be responsible for delivering all aspects of the global PST strategy including all commercial, operations and new product development activities.  In addition, Enrique will drive the ongoing execution of PST’s inorganic growth strategy as we continue to build a premier market leader in niche pump and compression technologies.

Minarro Viseras has an extensive leadership background and since 2020 has served as senior vice president and general manager of the ITS EMEIA business unit. He previously served as vice president and general manager, Industrials Segment EMEIA Region at Gardner Denver, where he was responsible for leading all Industrials segment operations, including sales, service, engineering, product management and manufacturing within Europe, Middle East, Africa and India.

Prior to Gardner Denver, Minarro Viseras had an extensive 15-year career at Emerson Network Power and Emerson Industrial Automation, including serving as the managing director, Emerson Network Power and president, Control Techniques for Emerson Industrial. He holds a doctorate in engineering plus a Master of Business Administration and a Master of Engineering and Management from Cranfield University, United Kingdom as well as a degree in industrial engineering from Universidad Politécnica of Valencia, Spain.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from the completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of the completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; (12) the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

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